Exhibit 99.1

Farmer Brothers Coffee reports third quarter fiscal 2025 financial results
Third quarter fiscal 2025 net sales of $82.1 million.
Third quarter fiscal 2025 gross margin increase of 200 basis points year-over-year to 42.1%
Reported third quarter net loss of $5 million and improved adjusted EBITDA1 of $1.7 million
Completion of the company's brand pyramid and SKU rationalization initiative with the launch of its specialty coffee brand, Sum>One Coffee Roaster
Fort Worth, Texas, May 8, 2025 – Farmer Bros. Coffee Co. (NASDAQ: FARM) today reported its third quarter fiscal 2025 financial results for the period ended March 31, 2025. The company filed its Form 10-Q, which can be found on the Investor Relations section of the company’s website.
“The third quarter was another solid quarter for Farmer Brothers,” said President and Chief Executive Officer John Moore. “We realized our third straight quarter of positive adjusted EBITDA, maintained gross margins above 42% and saw continued improvement in our cost structure with decreases in our selling and general and administrative expenses. These results are a testament to the work our team continues to do to streamline operations, increase efficiencies and better manage our overall cost structure as we proactively work to navigate this challenging market environment.
“In addition, the launch of our Sum>One specialty coffee brand also marked the completion of our more than 12-month brand pyramid and SKU rationalization initiatives. With our fully implemented brand pyramid, we now have a tiered go-to-market strategy, which allows our customers to move up and down the value chain to meet their current business needs – something we believe will continue to set Farmer Brothers apart.”
Third quarter 2025 business highlights
•Launch of its new specialty coffee brand, Sum>One Coffee Roasters.
•Completion of the company's brand pyramid and coffee SKU rationalization initiative.
•Restructuring among its support and corporate leadership teams, including the promotion of Travis Young to vice president of field operations.
Third quarter fiscal 2025 financial results
•Net sales of $82.1 million compared to $85.4 million in the third quarter of fiscal 2024.
•Gross profit of $34.5 million, or 42.1%, compared to $34.2 million, or 40.1%, in the prior year period.
•Operating expenses were $38.1 million compared to $34.7 million in the prior year period. The $3.4 million increase was primarily driven by a $5.3 million decrease in net gains related to asset disposals as there were no branch sales in the third quarter of fiscal 2025.
•Net loss was $5 million, which included a $2.4 million net loss associated with the disposal of assets, compared to a $700,000 net loss in the third quarter of fiscal 2024, which included a $2.9 million net gain associated with disposal of assets.
•Adjusted EBITDA1 was $1.7 million, an increase of almost $1.5 million, compared to $271,000 in the third quarter of fiscal 2024.
Balance Sheet and Liquidity
As of March 31, 2025, Farmer Brothers had $4.1 million of unrestricted cash and cash equivalents, $200,000 in restricted cash, and $23.3 million in outstanding borrowings under its credit facility, with $22.1 million of additional borrowing capacity.
Investor Conference Call
Farmer Brothers published its full third quarter fiscal 2025 financial results for the period ended March 31, 2025, with the filing of its Form 10-Q, which is available on the Investor Relations section of the company’s website.
The company will also host an audio-only investor conference call and webcast at 5 p.m. Eastern on Thursday, May 8 to provide a review of the quarter and business update. The live audio webcast along with the press release are available on the Investor Relations section of the company’s website. An audio-only replay of the webcast will be archived for at least 30 days on the Investor Relations section of farmerbros.com and will be available approximately two hours after the end of the live webcast.
1Adjusted EBITDA is a non-GAAP measure. Please refer to "Non-GAAP Financial Measures" below for an explanation and reconciliation of Adjusted EBITDA and other related non-GAAP measures to comparable GAAP measures.

Exhibit 99.1
About Farmer Brothers
Founded in 1912, Farmer Brothers Coffee Co. is a national coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and culinary products. The company’s product lines include organic, Direct Trade and sustainably produced coffee, as well as tea, cappuccino mixes, spices and baking/biscuit mixes.
Farmer Brothers Coffee Co. delivers extensive beverage planning services and culinary products to a wide variety of U.S.-based customers, ranging from small independent restaurants and foodservice operators to large institutional buyers, such as restaurant, department and convenience store chains, hotels, casinos, healthcare facilities and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products and foodservice distributors. The company’s primary brands include Farmer Brothers, Boyd’s Coffee, SUM>One Coffee Roasters, West Coast Coffee, Cain’s and China Mist. You can learn more at farmerbros.com
Forward-looking Statements
This press release and other documents we file with the Securities and Exchange Commission (the “SEC”) contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, forecasts and projections about us, our future performance, our financial condition, our products, our business strategy, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “may,” “assumes” and other words of similar meaning. These statements are based on management’s beliefs, assumptions, estimates and observations of future events based on information available to our management at the time the statements are made and include any statements that do not relate to any historical or current fact. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements due in part to the risks, uncertainties and assumptions set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 12, 2024, as amended by the Form 10-K/A filed on October 25, 2024 (as amended, the “2024 Form 10-K”) and in our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2024, December 31, 2024 and March 31, 2025 and other factors described from time to time in our filings with the SEC.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, severe weather, levels of consumer confidence in national and local economic business conditions, developments related to pricing cycles and volumes, the impact of labor market shortages, the increase of costs due to inflation, an economic downturn caused by any pandemic, epidemic or other disease outbreak, the success of our turnaround strategy, the impact of capital improvement projects, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, our ability to meet financial covenant requirements in our credit facility, which could impact, among other things, our liquidity, the relative effectiveness of compensation-based employee incentives in causing improvements in our performance, the capacity to meet the demands of our customers, the extent of execution of plans for the growth of our business and achievement of financial metrics related to those plans, our success in retaining and/or attracting qualified employees, our success in adapting to technology and new commerce channels, the effect of the capital markets, as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, including any effects from inflation, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks, uncertainties and assumptions described in the 2024 Form 10-K, our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2024, December 31, 2024 and March 31, 2025 and other factors described from time to time in our filings with the SEC.

Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required under federal securities laws and the rules and regulations of the SEC.
Contact
Brandi Wessel
Director of Communications
405-885-5176
bwessel@farmerbros.com

Exhibit 99.1
FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Net sales	$82,054	$85,358	$257,140	$256,698
Cost of goods sold	47,550	51,127	146,480	155,571
Gross profit	34,504	34,231	110,660	101,127
Selling expenses	27,103	28,001	81,090	82,970
General and administrative expenses	8,551	9,581	29,337	32,066
Net losses (gains) on disposal of assets	2,413	(2,883)	5,607	(15,806)
Operating expenses	38,067	34,699	116,034	99,230
(Loss) income from operations	(3,563)	(468)	(5,374)	1,897
Other (expense) income:
Interest expense	(1,930)	(1,849)	(5,643)	(5,978)
Other, net	704	1,635	1,487	4,830
Total other expense	(1,226)	(214)	(4,156)	(1,148)
(Loss) income before taxes	(4,789)	(682)	(9,530)	749
Income tax expense	187	—	239	32
Net (loss) income	$(4,976)	$(682)	$(9,769)	$717
Net (loss) income available to common stockholders per common share, basic and diluted	$(0.23)	$(0.03)	$(0.46)	$0.03
Weighted average common shares outstanding—basic	21,446,194	21,104,728	21,340,682	20,743,861
Weighted average common shares outstanding—diluted	21,446,194	21,104,728	21,340,682	20,948,329

Exhibit 99.1
FARMER BROS. CO.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	March 31, 2025	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$4,054	$5,830
Restricted cash	178	175
Accounts receivable, net of allowance for credit losses of $650 and $710, respectively	24,498	35,147
Inventories	51,252	57,230
Short-term derivative assets	—	11
Prepaid expenses	4,226	4,236
Assets held for sale	352	352
Total current assets	84,560	102,981
Property, plant and equipment, net	28,890	34,002
Intangible assets, net	9,583	11,233
Right-of-use operating lease assets	39,140	35,241
Other assets	986	1,756
Total assets	$163,159	$185,213
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	36,648	48,478
Accrued payroll expenses	8,444	10,782
Right-of-use operating lease liabilities - current	16,580	14,046
Short-term derivative liability	—	730
Other current liabilities	3,271	2,997
Total current liabilities	64,943	77,033
Long-term borrowings under revolving credit facility	23,300	23,300
Accrued pension liabilities	10,910	12,287
Accrued postretirement benefits	822	789
Accrued workers’ compensation liabilities	2,557	2,378
Right-of-use operating lease liabilities - noncurrent	23,140	21,766
Other long-term liabilities	223	2,111
Total liabilities	$125,895	$139,664
Commitments and contingencies
Stockholders’ equity:
Common stock, $1.00 par value, 50,000,000 shares authorized; 21,510,110 and 21,264,327 shares issued and outstanding as of March 31, 2025 and June 30, 2024, respectively	21,510	21,265
Additional paid-in capital	81,272	79,963
Accumulated deficit	(40,122)	(30,354)
Accumulated other comprehensive loss	(25,396)	(25,325)
Total stockholders’ equity	$37,264	$45,549
Total liabilities and stockholders’ equity	$163,159	$185,213

Exhibit 99.1

FARMER BROS. CO.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Nine Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(9,769)	$717
Adjustments to reconcile net (loss) income to net cash provided (used in) by operating activities
Depreciation and amortization	8,655	8,675
Net losses (gains) on disposal of assets	4,807	(17,019)
Net losses on derivative instruments	3,507	363
401(k) and share-based compensation expense	1,554	3,368
Provision for credit losses	276	551
Change in operating assets and liabilities:
Accounts receivable, net	11,173	13,007
Inventories	5,978	(5,119)
Derivative (liabilities) assets, net	(5,804)	(594)
Other assets	806	2,035
Accounts payable	(11,756)	(17,203)
Accrued expenses and other	(3,075)	(1,933)
Net cash provided by (used in) operating activities	$6,352	$(13,152)
Cash flows from investing activities:
Sale of business	(800)	(1,214)
Purchases of property, plant and equipment	(7,352)	(10,267)
Proceeds from sales of property, plant and equipment	196	24,847
Net cash (used in) provided by investing activities	$(7,956)	$13,366
Cash flows from financing activities:
Proceeds from Credit Facilities	8,000	6,279
Repayments on Credit Facilities	(8,000)	(6,000)
Payments of finance lease obligations	(144)	(144)
Payment of financing costs	(25)	(69)
Net cash (used in) provided by financing activities	$(169)	$66
Net (decrease) increase in cash and cash equivalents and restricted cash	(1,773)	280
Cash and cash equivalents and restricted cash at beginning of period	6,005	5,419
Cash and cash equivalents and restricted cash at end of period	$4,232	$5,699

Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$14,521	$11,039
Non-cash issuance of 401(K) common stock	—	595
Non cash additions to property, plant and equipment	75	19

Exhibit 99.1
Non-GAAP Financial Measures
In addition to net (loss) income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:
“EBITDA” is defined as net (loss) income excluding the impact of:
•income tax expense;
•interest expense; and
•depreciation and amortization expense.
“EBITDA Margin” is defined as EBITDA expressed as a percentage of net sales.
“Adjusted EBITDA” is defined as net (loss) income excluding the impact of:
•income tax expense;
•interest expense;
•depreciation and amortization expense;
•401(k) and share-based compensation expense;
•net losses (gains) on disposal of assets;
•loss related to sale of business; and
•severance costs.
“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.
For purposes of calculating EBITDA and EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, we have excluded the impact of interest expense resulting from non-cash pretax pension and postretirement benefits. For purposes of calculating Adjusted EBITDA and Adjusted EBITDA Margin, beginning with the period ended June 30, 2024 and any period thereafter, we are also excluding the impact of the loss related to sale of business, as this item is not reflective of our ongoing operating results.
We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets.
We believe that EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and EBITDA Margin because (i) we believe that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use these measures internally as benchmarks to compare our performance to that of our competitors.
EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.
Set forth below is a reconciliation of reported net (loss) income to EBITDA (unaudited):

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2025	2024	2025	2024
Net (loss) income	$(4,976)	$(682)	$(9,769)	$717
Income tax expense	187	—	239	32
Interest expense (1)	655	635	1,913	2,334
Depreciation and amortization expense	2,838	2,883	8,655	8,675
EBITDA	$(1,296)	$2,836	$1,038	$11,758
EBITDA Margin	(1.6)%	3.3%	0.4%	4.6%
Net (loss) income margin	(6.1)%	(0.8)%	(3.8)%	0.3%
____________
(1)Excludes interest expense related to pension plans and postretirement benefit plans.

Exhibit 99.1
Set forth below is a reconciliation of reported net (loss) income to Adjusted EBITDA (unaudited):

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands)	2025	2024	2025	2024
Net (loss) income	$(4,976)	$(682)	$(9,769)	$717
Income tax expense	187	—	239	32
Interest expense (1)	655	635	1,913	2,334
Depreciation and amortization expense	2,838	2,883	8,655	8,675
401(k) and share-based compensation expense	518	422	1,554	3,324
Net losses (gains) on disposal of assets	1,613	(2,883)	4,807	(17,020)
Loss related to sale of business (2)	800	—	800	1,214
Severance costs	101	(104)	854	2,856
Adjusted EBITDA	$1,736	$271	$9,053	$2,132
Adjusted EBITDA Margin	2.1%	0.3%	3.5%	0.8%
Net (loss) income margin	(6.1)%	(0.8)%	(3.8)%	0.3%
________
(1) Excludes interest expense related to pension plans and postretirement benefit plans.
(2) Result related to the divestiture of Direct Ship business which includes the impact of working capital and other adjustments.